SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

                             Filed by Registrant [X]
                  Filed by Party other than the Registrant [ ]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
[ ]Confidential,for Use of the Commission Only (as permitted by Rule 14-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
       [ ] Soliciting Material Pursuant to ss.240.14a-11(c) or 240.14a-12

                            Chartwell Re Corporation
                            ------------------------
                (Name of Registrant as Specified in its Charter)

            --------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)
                                -----------------

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          1. Title of each class of securities to which transaction applies:
          2. Aggregate number of securities to which transaction applies:
          3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
          4. Proposed maximum aggregate value of transaction:
          5.  Total fee paid:
[   ]  Fee paid previously with preliminary materials
[   ]  Check box if any part of the fee is offset as  provided  by  Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1.  Amount Previously Paid:
          2.  Form, Schedule or Registration Statement No.:
          3.  Filing Party:
          4.  Date Filed:

Chartwell Re Corporation
Four Stamford Plaza
P. O. Box 120043
Stamford, Connecticut 06912-0043
Tel: (203) 705-2500
Fax: (203) 705-2710









March 31, 1999


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Chartwell Re Corporation (the "Corporation") on Thursday, May 20, 1999 at 9:00 a.m. The Annual Meeting will be held at the offices of the Corporation located at Four Stamford Plaza, 107 Elm Street, 15th Floor, Stamford, Connecticut 06902.

         The official Notice of Annual Meeting, Proxy and Proxy Statement containing information about the matters to be acted upon at the Annual Meeting are enclosed. The matters listed in the Notice of Annual Meeting are described in detail in the Proxy Statement.

         The Board of Directors appreciates and encourages stockholder participation in the Corporation's affairs. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy promptly in the prepaid envelope provided in order to make certain that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may, of course, withdraw your earlier Proxy and vote in person.

         We sincerely hope that you will be able to attend the Annual Meeting. Members of the Board of Directors, other executives of the Corporation and I will be on hand to talk with you individually both before and after the Annual Meeting.

                                            Very truly yours,



                                            /s/ Richard E. Cole
                                            ---------------------------
                                            Richard E. Cole
                                            Chairman and Chief Executive Officer

                            CHARTWELL RE CORPORATION
                 -----------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             to be held May 20, 1999
                 -----------------------------------------------


To the Stockholders of Chartwell Re Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders of Chartwell Re Corporation, a Delaware corporation, will be held on Thursday, May 20, 1999, at 9:00 a.m. at the offices of the corporation located at Four Stamford Plaza, 107 Elm Street, 15th Floor, Stamford, Connecticut 06902, for the following purposes:

     1. To elect three persons to serve as Class I Directors until the Annual Meeting of Stockholders in 2002 or until their successors have been duly elected and qualified.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

          These matters are more fully discussed in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on March 26, 1999 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. All stockholders, whether or not they expect to attend the Annual Meeting in person, are requested to mark, date, sign and return the enclosed proxy in the enclosed prepaid envelope.


                                   By Order of the Board of Directors,



                                   /s/ John V. Del Col
                                   ----------------------------
                                   John V. Del Col
                                   Vice President, General Counsel
                                   and Secretary


Dated: March 31, 1999

                                 PROXY STATEMENT
                                       OF
                            CHARTWELL RE CORPORATION
                       Four Stamford Plaza, 107 Elm Street
                           Stamford, Connecticut 06902

Solicitation of Proxies
         The accompanying proxy is solicited from stockholders by the Board of Directors of Chartwell Re Corporation (the "Corporation") for use at the annual meeting of stockholders to be held on May 20, 1999 at 9:00 a.m. at the offices of the Corporation located at Four Stamford Plaza, 107 Elm Street, 15th Floor, Stamford, Connecticut 06902 (the "Annual Meeting"). When the enclosed proxy card is properly executed and returned, the shares represented will be voted by the proxyholders named on the card (the "Proxyholders") in accordance with the stockholder's directions. Stockholders are urged to indicate the way they wish to vote on each matter by marking the appropriate boxes on the card; if no choice is specified, the shares will be voted as recommended by the Board of Directors. This Proxy Statement, the accompanying form of proxy, the Corporation's 1998 Annual Report to Stockholders and the Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 are first being sent to stockholders on or about March 31, 1999.

Voting Procedures
         Stockholders of record at the close of business on March 26, 1999 are entitled to notice of the Annual Meeting and to vote the shares held by him or her on that date at the Annual Meeting. Each share of common stock, par value $.01 per share (the "Common Stock"), is entitled to one vote upon each of the matters to be voted on at the Annual Meeting. As of March 26, 1999, approximately 9,627,891 shares of Common Stock of the Corporation were outstanding. There is no cumulative voting of Common Stock.

         Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. Any stockholder executing a proxy may revoke such proxy at any time before it is actually voted on any matter by notifying the Secretary of the Corporation in writing at Four Stamford Plaza, P.O. Box 120043, Stamford, Connecticut 06912, by submitting a duly executed proxy bearing a later date, or by voting by ballot at the Annual Meeting, thereby canceling any proxy previously returned as to any matter voted on by ballot.

Quorum and Votes Required
         The presence, in person or by proxy, of a majority in number of the outstanding shares of Common Stock as of the record date constitutes a quorum and is required in order for the Corporation to conduct business at the Annual Meeting. Stockholders who abstain will be counted for purposes of determining the presence of a quorum but will not be treated as present and voting for purposes of determining the number of votes cast. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares and the proxy does not indicate a vote either for or against the resolution set out in the Notice of General Meeting (so-called "broker non-votes"), those shares will be counted for the purpose of determining the presence of a quorum but will not be treated as shares that are present and voting for purposes of determining the number of votes cast.

         Directors of the Corporation must be elected by a plurality of the vote of the shares present in person or represented by proxy at the Annual Meeting. This means that (i) the director nominees (up to the number of directors to be elected) receiving the highest number of affirmative votes will be elected, (ii) only shares voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality and (iii) shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

         With respect to any other matters submitted to the stockholders for a vote at the Annual Meeting, the affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy at the Annual Meeting for a particular proposal is required for such proposal to become effective.

                              ELECTION OF DIRECTORS

                 Your Board of Directors Recommends a Vote "For"
                     the Nominees for Election as Directors

         The Corporation's Certificate of Incorporation and Bylaws provide for the election of directors by the stockholders. As permitted by Delaware law, the Board of Directors is divided into three classes (Classes I, II and III) as nearly equal in number as possible. The terms of office of the members of one class expire and a successor class is elected at each annual meeting of stockholders. Vacancies in directorships (including vacancies resulting from resignations and newly created directorships) may be filled, until the expiration of the term of the vacated directorship and until a successor is elected and qualified, by the vote of a majority of the directors then in office.

         At this Annual Meeting, the terms of office of the Class I directors will terminate; therefore, the Board of Directors has nominated Messrs. Cole, Callard and Miller (all of whom are also presently serving on the Board) for re-election as Class I directors, to serve three-year terms until the Annual Meeting of Stockholders is held in 2002 or until their successors have been duly elected and qualified. It is intended that proxies will be voted in favor of these persons. If, for any reason, any of the nominees is not able or willing to serve as a director when the election occurs (a situation which is not presently contemplated), it is intended that the proxies will be voted for the election of a substitute nominee in accordance with the judgment of the Proxyholder.

Class I: Directors Standing for Re-Election

         David J. Callard, 60, has been a director of the Corporation since 1992 and has been President of Wand Partners (S.C. Inc.) Inc. since December 1990. From November 1989 until he joined Wand Partners (S.C. Inc.) Inc. in September 1990, Mr. Callard was a financial advisor to several corporations. For 17 years prior thereto, he held several senior positions with Alex. Brown & Sons, an investment bank, including, from 1984, the positions of director and managing director. Mr. Callard is also a director of Panorama Trust and Information Management Associates, Inc.

         Richard E. Cole, 59, became Chairman of the Board of Directors of the Corporation in March 1993 and has served as Chief Executive Officer and a director of the Corporation since July 1990. From July 1990 to March 1993, Mr. Cole also served as President of the Corporation. From October 1988 to July 1990, Mr. Cole was engaged as a principal in various entrepreneurial activities outside of the insurance and reinsurance industries. Prior to October 1988, Mr. Cole was President of Cole, Booth, Potter (formerly Sten-Re Cole & Associates, Inc.), a reinsurance brokerage firm focusing on specialty lines reinsurance and reinsurance for regional companies.

         William R. Miller, 68, has been a director of the Corporation since December 13, 1995. From 1994 until December 13, 1995, Mr. Miller had been a director of Piedmont Management Company Inc. ("Piedmont"). He was President and Chief Executive Officer of Winterthur U.S. Holdings from 1981 until 1990. Mr. Miller is also a director of Lexington Global Asset Managers, Inc. ("Lexington"). He is currently retired.


Class II: Term Expires in 2000

         Steven J. Bensinger, 44, has served as President of the Corporation since March 1993 and as director of the Corporation since February 1994. Since July 1998, Mr. Bensinger has also served as Chairman and Chief Executive of Chartwell UK plc and Chartwell Managing Agents Limited. From February 1991 to November 1992, Mr. Bensinger was President and Chief Operating Officer of Skandia America Reinsurance Corporation ("Skandia America"). From prior to 1988 to February 1991, Mr. Bensinger was Skandia America's Chief Financial Officer. Prior to joining Skandia America, he was a partner with the international accounting and consulting firm of PricewaterhouseCoopers LLP.

         Frank E. Grzelecki, 61, has been a director of the Corporation since March 1994. Mr. Grzelecki retired as Vice Chairman of Handy & Harman in 1998. From 1992 to 1997, Mr. Grzelecki served as President and Chief Operating Officer of Handy & Harman. Mr. Grzelecki is also a director of Spinnaker Industries Inc., The Morgan Group Inc., and Barnes Group Inc.

         Lunsford Richardson, Jr., 74, has been a director of the Corporation since December 13, 1995. From 1968 until December 13,1995, Mr. Richardson had been a director of Piedmont and the Chairman of The Reinsurance Corporation of New York ("RECO"). Mr. Richardson is also the Chairman of Richardson Corporation of Greensboro and Vice Chairman of Lexington. Mr. Richardson is the cousin of Stuart Smith Richardson, a Class III director.

         John Sagan, 78, has been a director of the Corporation since 1992 and has been President of Sagan Associates, a financial advisory service firm, since 1986. Prior to that time he was Vice President and Treasurer of Ford Motor Company. Mr. Sagan is also a director of SBCM Derivative Products Ltd.

Class III: Expires in 2001

         Jacques Q. Bonneau, 44, has been a director of the Corporation since February 1994 and has served as Senior Executive Vice President and Chief Underwriting Officer since February 1997. From March 1993 until February 1997, Mr. Bonneau served as Executive Vice President and Chief Underwriting Officer of the Corporation. From October 1990, when he joined the Corporation and established Specialty Accounts, to March 1993, Mr. Bonneau was a Senior Vice President of the Corporation. Mr. Bonneau managed the Special Treaty and Program Department of Trenwick Group, Inc. ("Trenwick") from June 1988 to October 1990, and served as a director of Trenwick America Reinsurance Company. Prior to June 1988, he was a Vice President and manager of the Special Treaty and Program Department of Trenwick.

         Robert M. DeMichele, 54, has been a director of the Corporation as well as a director, Chief Executive Officer and President of Lexington since December 13, 1995. From 1982 until December 13, 1995, Mr. DeMichele served as President, Chief Executive Officer and a director of Piedmont. He also served as President and Chief Operating Officer of RECO from 1985 until December 13, 1995. Mr.
DeMichele also serves as a director of The Navigators Group, Inc., Vanguard Cellular Systems, Inc. ("Vanguard") and Lexington.

         Greg S. Feldman, 42, has been a director of the Corporation since 1992 and is a Managing Partner of Wellspring Capital Management LLC, a New York investment firm. From 1990 to 1994, Mr. Feldman was with EXOR America Inc., where he was a Vice President. From 1988 to 1990, Mr. Feldman was a Vice President of Clegg Industries, Inc., an investment firm.

         Stephen L. Green, 48, has been a director of the Corporation since 1992 and has been a General Partner of Canaan Partners since 1991. From 1973 to 1991, Mr. Green held a variety of financial positions with General Electric Company. He is also a director of Alarmguard Holdings, Inc., Advance Paradigm, Inc. and Suiza Foods Corporation.

         Stuart Smith Richardson, 52, has been a director of the Corporation since December 13, 1995. Prior to December 13, 1995, Mr. Richardson had been a director of Piedmont since 1983 and was Vice Chairman of Piedmont since 1986. He is also Chairman of Lexington and Chairman of Vanguard. Stuart Smith Richardson is the cousin of Lunsford Richardson, Jr., a Class II director.

For information with respect to arrangements relating to the election of certain directors, see "Certain Relationships and Related Transactions."

                                 OTHER BUSINESS

         The Board of Directors of the Corporation does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Annual Meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Annual Meeting, it is the intention of the Proxyholders to vote any proxies in accordance with their judgment.

              CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

Attendance
         In 1998, the Board of Directors held four regularly scheduled meetings and nine special meetings. All of the directors attended at least 75% of the meetings of the Board of Directors and of the committees of Board of Directors on which they served. The Corporation considers attendance at meetings to be only one measure of a Director's contribution to the Corporation. Directors also fulfill their responsibilities by rendering advice in informal consultations with executive officers of the Corporation.

Committees of the Board of Directors
         The Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Corporate Finance Committee and the Nominating Committee. All of the committees are comprised of non-employee directors.

         The Audit Committee recommends an accounting firm to serve as the Corporation's independent auditors, reviews the independence of such auditors, reviews the audit reports prepared by such auditors, reviews the Corporation's accounting and financial reporting practices, monitors the Corporation's adherence to its code of conduct and reports its findings and recommendations to the Board of Directors for appropriate action. The Audit Committee, which is comprised of Messrs. Sagan (Chairman), Miller and L. Richardson, Jr., met twice during 1998.

         The Compensation Committee supervises the Corporation's compensation policies including the establishment of compensation and bonuses for executive officers, monitors the compensation arrangements of other management employees for consistency with corporate objectives and to enhance stockholder value and approves significant changes in salaried employee benefits. The Compensation Committee, which is comprised of Messrs. Grzelecki (Chairman), Callard and S. Richardson, met five times during 1998.

         The Corporate Finance Committee reviews and monitors the financial affairs of the Corporation including its investment strategy, financing activities and mergers and acquisitions strategy. The Corporate Finance Committee is presently comprised of Messrs. DeMichele (Chairman), Callard, Feldman and Green. The Corporate Finance Committee met seven times during 1998.

         The Nominating Committee recommends board committee structure, establishes criteria for the selection of directors, reviews the performance of each director and proposes nominees for election to the Board of Directors. This committee considers nominations for directors received from other directors, stockholders and management. In order for the Nominating Committee to consider stockholder nominations, such nominations must be submitted in writing and must be received by the Secretary of the Corporation not less than sixty (60) nor more than ninety (90) days prior to an Annual Meeting. The notice of nomination must include the information concerning the nominee that must be disclosed about nominees for election as directors in proxy solicitations prepared in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation if so elected. The Nominating Committee, which is comprised of Messrs. Green (Chairman), DeMichele and Grzelecki, did not meet during 1998.

Director Compensation
         From January 1, 1998 until August 5, 1998, each director who is not an employee of the Corporation received an annual retainer of $20,000 and each non-employee director serving as chairman of a committee of the Board of Directors received additional committee chairman compensation of $1,000 per year. Effective August 5, 1998 the Corporation adjusted the compensation of the non-employee members of the Board of Directors to provide for (i) an increase in the annual retainer fee to $25,000, (ii) the inclusion of attendance fees of $1,000 for attendance in person at any Board of Directors meeting, $500 for attendance by telephone at any Board of Directors meeting and $500 for attendance at any committee meeting (excluding the Nominating Committee or any other ad hoc committee of the Board of Directors), (iii) an increase in the annual retainer for committee service from $1,000 to $3,000 (excluding the Nominating Committee or any other ad hoc committee of the Board of Directors) and (iv) an additional annual fee of $3,000 to be paid to the chairperson of each committee (excluding the Nominating Committee or any other ad hoc committee of the Board of Directors). In addition, each non-employee director received reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees thereof. On May 21, 1998, pursuant to the terms of the 1996 Non-Employee Director Stock Option Plan, all non-employee directors were granted options to purchase 1,000 shares of Common Stock at an exercise price of $29.4375 per share.

Section 16(a) Compliance
         Section 16(a) of the Exchange Act requires certain officers and directors and persons who own more than 10% of the Corporation's Common Stock to report to the SEC their ownership and changes in ownership of the Corporation's Common Stock and other equity securities on Forms 3, 4, and 5. The Corporation has adopted procedures to assist its officers and directors in complying with these requirements which include assisting them in preparing forms for filing.

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation during 1998 and Forms 5 for the year ended December 31, 1998, the Corporation believes that all Section 16(a) filing requirements have been complied with for all Section 16 officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to beneficial ownership of the Common Stock based on publicly available information as of February 26, 1999 by: (i) each person who is the beneficial owner of more than 5% of any class of the Corporation's Common Stock; (ii) all directors of the Corporation and nominees for director; (iii) the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation in 1998; and (iv) all directors and executive officers of the Corporation as a group.
                                                                    Percent of
Name of Beneficial Owner                          Shares               Stock
-------------------------                        ----------         ------------
Wand/Chartwell Investments L.P. (1)               868,611                8.8%
    c/o Wand Partners, Inc.
    30 Rockefeller Plaza, Suite 3226
    New York, NY 10012
----------------------------
Stuart Smith Richardson (2)                       659,584                6.9%
   32 Bibbins Road
    Easton, CT 06612
--------------------------------
Oppenheimer Capital                               527,865                5.5%
   Oppenheimer Tower
   World Financial Center
   New York, NY 10281
---------------------------------------
Waddell & Reed, Inc. (3)                          500,000                5.2%
   6300 Lamar Avenue
   Shawnee Mission, KS 66202
---------------------------------------
Richard E. Cole (4)                               214,699                2.1%
Steven J. Bensinger (4)                           151,020                1.5%
Jacques Q. Bonneau (4)                            144,820                1.4%
Lunsford Richardson, Jr. (5)                       91,990                 *
David J. Callard (1)                               53,309                 *
Charles E. Meyers (4) (6)                          40,408                 *
Robert M. DeMichele                                22,035                 *
John Sagan (7)                                     16,885                 *
Stephen L. Green (8)                                6,000                 *
William R. Miller                                   5,500                 *
Greg S. Feldman                                     4,000                 *
Frank Grzelecki                                     4,000                 *
Stephen L. Wenman                                       0                 *
All executive officers and directors as a
group (17 persons) (4)                          1,564,826               15.2%

---------------------------------
*Less than 1%

(1) Wand/Chartwell Investments L.P. (the "Partnership") owns of record 637,926 shares of the Corporation's Common Stock, and 46,608 shares of the Corporation's Common Stock are issuable to the Partnership upon the exercise of warrants owned by the Partnership. Wand Partners (Chartwell) L.P. ("Wand (Chartwell)"), the 1.0% general partner of the Partnership, owns of record 1,600 shares of the Corporation's Common Stock, and 182,477 shares of the Corporation's Common Stock are issuable to Wand (Chartwell) upon the exercise of warrants held by Wand (Chartwell). Wand Partners (S.C. Inc.) Inc. ("Wand Inc.") is the 50% general partner of Wand ("Chartwell"). Mr. Callard, a director of the Corporation, owns of record 34% of the outstanding shares of common stock of Wand Inc. As such, Mr. Callard shares with the other shareholder of Wand Inc., investment and voting power with respect to, and may be deemed to be the beneficial owner of, the Common Stock and the warrants owned by the Partnership and Wand (Chartwell). Except for Mr. Callard's 2.1138% limited partnership interest in the Partnership and 34% common stock interest in Wand Inc., Mr. Callard disclaims beneficial ownership of the Corporation's Common Stock and the warrants owned by the Partnership and Wand (Chartwell). Share ownership for Mr. Callard shown in the chart represents his pro rata ownership interest in the Corporation's Common Stock and the warrants held by the Partnership and Wand (Chartwell), respectively.
(2) These shares include shares of various trusts of which Mr. Richardson is a trustee and exercises shared voting and investment power with respect to such shares. Mr. Richardson has sole voting and investment power with respect to 253,886 shares of the Corporation's Common Stock. Mr. Richardson is a Richardson Stockholder; see "Certain Relationships and Related Transactions."
(3) Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc. and Waddell & Reed Investment Management Company (collectively, the "Filing Persons"), are parties to an agreement, dated February 12, 1999, pursuant to which they agreed to file jointly all required Schedule 13Gs and amendments thereto as required by Rule 13d-1 and Rule 13d-2 promulgated under the Exchange Act relating to the aggregate ownership by each of the Filing Persons of any voting equity security of a class which is registered pursuant to Section 12 of the Exchange Act.
(4) Includes, with respect to each of the officers indicated, the following numbers of options exercisable within 60 days of the date hereof: Mr. Cole 186,900; Mr. Bensinger 143,850; Mr. Bonneau 131,900 and Mr. Meyers 36,500.
     With respect to all executive officers and directors as a group, includes an aggregate of 659,775 options exercisable within 60 days of the date hereof, 4,481 warrants held by Mr. Sagan and 656,584 shares held by Stuart Smith Richardson, a director of the Corporation who is a trustee and exercises shared voting and investment power with respect to such shares. See footnote 2 above.
(5) Mr. Richardson may be deemed to be a control person of the Corporation (other than solely by reason of being a director of the Corporation) according to the rules of the SEC. Mr. Richardson is a Richardson Stockholder; see "Certain Relationships and Related Transactions."
(6) Excludes 8,850 shares of the Corporation's common stock owned by Mr.Meyers' spouse, as to which Mr. Meyers disclaims beneficial ownership.
(7) Includes 4,481 shares of the Corporation's Common Stock issuable upon the exercise of the warrants owned by Mr. Sagan, a director of the Corporation.
(8) Mr. Green, a director of the Corporation, is a general partner of Canaan Partners, the ultimate general partner of Canaan Capital Offshore Limited Partnership C.V. ("Canaan Offshore") and Canaan Capital Limited Partnership ("Canaan Capital"). 178,127 shares of the Corporation's Common Stock and warrants to purchase 11,112 additional shares are owned of record by Canaan Offshore, and 21,343 shares of the Corporation's Common Stock and warrants to purchase 1,331 additional shares are owned of record by Canaan Capital. Mr. Green disclaims beneficial ownership of the Corporation's Common Stock and the warrants owned by Canaan Offshore and Canaan Capital Share ownership for Mr. Green shown in the chart excludes the shares of the Corporation's Common Stock and warrants owned by Canaan Offshore and Canaan Capital.

              CERTAIN INFORMATION REGARDING THE EXECUTIVE OFFICERS

Executive Officers
         The following table provides information as of the date of this Proxy Statement regarding the executive officers of the Corporation. Biographical information for each of the individuals set forth in the table is presented immediately following the table (other than Messrs. Cole, Bensinger and Bonneau, whose biographical information appears under "Election of Directors").

     Name                 Age                    Title
-------------------     -------   ----------------------------------------
Richard E. Cole            59     Chairman and Chief Executive Officer
Steven J. Bensinger        44     President
Jacques Q. Bonneau         44     Senior Executive Vice President,
                                      Chief Underwriting Officer
James A. Giordano          46     Executive Vice President
Michael H. Hayes           45     Executive Vice President
Charles E. Meyers          49     Senior Vice President, Chief Financial Officer
John V. Del Col            37     Vice President, General Counsel and Secretary

         James A. Giordano, head of Regional Accounts and Marine & Aviation Accounts, has served as an Executive Vice President of the Corporation since February 1997 and, prior thereto, as Senior Vice President since April 1990. From December 1985 to April 1990, Mr. Giordano served as a Vice President of the Corporation.

         Michael H. Hayes, head of Global Accounts, has served as an Executive Vice President of the Corporation since March 1990. From October 1988 to March 1990, Mr. Hayes served as Senior Vice President of the Corporation. Prior to to October 1988, Mr. Hayes was a Vice President of Trenwick, where he was responsible for Trenwick's treaty operations.

         Charles E. Meyers has served as Senior Vice President and Chief Financial Officer of the Corporation since October 1994 and, since July 1998, Mr. Meyers has also served as Finance Director of Chartwell UK plc and Chartwell Managing Agents Limited. Prior to October 1994, Mr. Meyers served as Senior Vice President and Treasurer of the Corporation from August 1990 to October 1993 when he became Senior Vice President, Treasurer and Chief Financial Officer of the Corporation. In addition, he served as Secretary of the Corporation from July 1990 to October 1993. Prior thereto, he was Vice President, Accounting and Finance of the Corporation from October 1988 to August 1990 and Assistant Vice President, Accounting and Finance from prior to October 1988.

         John V. Del Col has served as Vice President, General Counsel and Secretary since January 1998. From July 1994 until December 1997, Mr. Del Col was the Deputy General Counsel and Assistant Secretary at MeesPierson Holdings Inc., a Dutch merchant bank. From November 1991 until July 1994, Mr. Del Col was an associate in the law firm LeBoeuf, Lamb, Greene & MacRae. Prior thereto, Mr. Del Col was an associate in the law firm Sullivan & Cromwell.

Employment Agreements
         On December 30, 1998, the Corporation amended the employment agreements with Messrs. Cole, Bensinger and Bonneau (as amended, the "Employment Agreements") extending the termination date of each agreement from December 31, 1998 to December 31, 1999. The Employment Agreements provide for annual base salaries (which may be increased at the discretion of the Corporation's Board of Directors) of $425,000, $375,000 and $300,000, respectively, during 1999. Under the terms of the Employment Agreements, bonus awards will be payable to these employees, at the sole discretion of the Corporation's Board of Directors, in an amount of 0-50% of base salary if annual results are less than the Corporation's business plan for such year and 50-100% of base salary if results equal or exceed such annual plan.

         Messrs. Cole, Bensinger and Bonneau will also receive a supplement to the Corporation's Section 401(k) Plan payable at the earlier of age 65 or employment termination. The supplement will be equal to the aggregate contributions made with respect to the employee to a trust established by the Corporation. Annual contributions to the trust will equal 20% of the year's base salary for Mr. Cole and 13 1/2% of salary for Messrs. Bensinger and Bonneau. The employees will also be provided with certain other benefits and perquisites pursuant to the Employment Agreements.

         Upon a termination of the employee's employment by the Corporation without "Cause" or by the employee for "Good Reason" (each as defined in the Employment Agreements), the Corporation will be obligated to pay the employee's base salary for three years and maintain certain benefits for two years. If such termination occurs following a "Change in Control" as defined in the Employment Agreements, a lump sum payment will be made equal to the amount described in the immediately preceding sentence plus an amount equal to the highest annual bonus received by the employee during the two fiscal years immediately preceding the Change of Control or the highest annual bonus received by the employee after the Change of Control, whichever is greater.

         In the event any payments to an employee under the Employment Agreements are subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, the Corporation will reimburse the employee so that the employee will retain an after-tax benefit as if the excise tax had not been incurred; provided, however, that in the event a Change in Control triggers a lump sum payment to the employee as described in the preceding paragraph, the employee's lump sum payment shall include only that portion of the bonus which would not result in the assessment of an excise tax.

         Each employee is subject under the terms of his Employment Agreement to a non-competition provision during the term of his employment and for up to one year thereafter under certain circumstances and to ongoing confidentiality obligations. Although there is no obligation to mitigate severance benefits, certain amounts received from a new employer will reduce the Corporation's obligations under the Employment Agreements.

Change in Control Severance Agreements
         The Corporation has entered into change in control severance agreements (the "Change in Control Agreements") with the executive vice presidents, senior vice presidents and vice presidents of the Corporation. The Corporation entered into the Change in Control Agreements in order to reinforce and encourage the continued dedication and attention of its senior personnel to their assigned duties without distractions arising from a potential change in control and to retain senior personnel in the event of a potential change in control and thereby protect the assets of the Corporation. Mr. Meyers is a party to a Change in Control Agreement.

         In the Change in Control Agreements, upon the termination of an employee's employment by the Corporation without "Cause" or by the employee for "Good Reason" within two years after a "Change in Control" (each as defined in the Change in Control Agreements), the Corporation will be obligated to make a lump sum payment to the employee equal to between one and two year's salary and maintain certain benefits for one year.

         In the event any payments to an employee under the Change in Control Agreements would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, the payments would be reduced by an amount which would result in no application of such excise tax.

Executive Officer Compensation
         The following table sets forth the cash and non-cash compensation with respect to the fiscal years ended December 31, 1998, 1997 and 1996 awarded to or earned by the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation and its subsidiaries:

                                       Summary Compensation Table


                                                                           Long Term
                                       Annual Compensation                Compensation
                                ---------------------------------   ---------------------------
                                                        Other       Securities
                                                        Annual      Underlying     All Other
                                 Salary     Bonus    Compensation    Options      Compensation
                         Year   (1)(2)($)   (2)($)      (3)($)         (#)         (2)(4)($)
                         -----  ---------   ------   ------------   ----------    -------------

Richard E. Cole          1998   $437,866    $106,250   $125,245      60,000        $119,127
 Chairman & Chief        1997    444,609     212,500     70,434      40,000         144,765
 Executive Officer       1996    442,443     403,750    151,355      28,500          96,086

Steven J. Bensinger      1998   $380,403    $153,750   $234,832      50,000        $ 70,014
 President               1997    378,239     187,500     63,257      35,000          58,861
                         1996    388,809     356,250    138,581      26,000          58,580

Jacques Q. Bonneau       1998   $308,553     $75,000   $ 53,860      55,000        $ 54,936
 Sr. Executive Vice      1997    323,457     150,000     66,800      30,000          50,546
 President and Chief     1996    300,000     285,000     79,580      23,000          49,263
 Underwriting Officer

Stephen L. Wenman        1998   $309,375       ---        ---        20,000        $317,099
 Chief Executive         1997   $320,481     206,250      ---        30,000           ---
 Chartwell Managing      1996      ---         ---        ---         ---             ---
 Agents Limited

Charles E. Meyers        1998   $208,286    $ 65,000   $ 63,758       3,000        $  4,800
 Sr. Vice President      1997    182,692      70,000     51,674      10,000           4,750
 and Chief Financial     1996    176,887     125,000      9,608      10,000           4,500
 Officer

(1)  Includes payment for unused vacation.
(2) Mr. Wenman's salary, bonus and other compensation were paid in British pounds sterling. For purposes of this table, such amounts have been converted into United States dollars at a rate of (pound)1=$1.65.
(3) Consists of personal benefits provided by the Corporation for the indicated calendar years in which the amounts exceeded the lesser of $50,000 or ten percent of the named executive's combined salary and bonus for the year. Includes (a) reimbursement for certain United Kingdom taxes equal to $95,444 and $42,785 for Messrs. Bensinger and Meyers, respectively, in
     1998, (b) automobile expenses and reimbursement of related taxes of $64,336, $79,940 and $26,146 for Messrs. Cole, Bensinger and Bonneau, respectively, in 1998 and (c) club expenses of $17,052 for Mr. Bonneau in 1998.
(4) Includes (a) Corporation matching contributions to the Corporation's 401(k) Savings Plan on behalf of each of Messrs. Cole, Bensinger, Bonneau and Meyers of $4,800 in 1998, (b) Corporation contributions to the Trust under Chartwell Re Corporation Employment Agreements in the amounts of $85,000, $50,625 and $40,500 for Messrs. Cole, Bensinger and Bonneau, respectively, in 1998, (c) term life insurance policy premiums and related tax adjustments of $29,327, $14,589 and $9,636 for Messrs. Cole, Bensinger and Bonneau, respectively, in 1998 and (d) a $317,099 severance payment made to Mr. Wenman upon his resignation in 1998.

Option Grants in Last Fiscal Year
     Summarized below in tabular format are options granted during the fiscal year ended December 31, 1998 to the executive officers named in the Summary Compensation Table:

                                                              Potential Realized
                                                                     Value
                                                               at Assumed Annual
                              % of Total                            Rates of
                              Options                             Stock Price
                              Granted to                         Appreciation
                              Employees  Exercise              for Option Term
                     Options  in Fiscal   Price   Expiration  ------------------
      Name           Granted  Year        ($/Sh)     Date       5%        10%
-------------------  -------  --------  --------  --------  --------  ----------
Richard E. Cole      25,000    8.1%     $30.6875  2/11/03   $211,960    $468,376
                     35,000   11.4%     $28.7500   8/5/08   $632,825   1,603,703
Steven J. Bensinger  20,000    6.5%     $30.6875  2/11/03   $169,568    $374,701
                     30,000    9.8%     $28.7500   8/5/08   $542,422  $1,374,603
Jacques Q. Bonneau   20,000    6.5%     $30.6875  2/11/03   $169,568    $374,701
                     25,000    8.1%     $28.7500   8/5/08   $452,018  $1,145,502
Stephen L. Wenman    20,000    6.5%     $30.6875  2/11/03   $169,568    $374,701
Charles E. Meyers     3,000    1.0%     $28.7500   8/5/08    $54,242    $137,460
-------------------------------------

Fiscal Year-End Option Values
         None of the executive officers named in the Summary Compensation Table exercised any options during the fiscal year ended December 31, 1998. Set forth below are the number of outstanding options at December 31, 1998 granted to each of the executive officers named in the Summary Compensation Table:

                        Number of Unexercised            Value of Unexercised
                                 Options                   In-the-Money
                          at Fiscal Year-End                Options (1)
                     ----------------------------   ----------------------------
                     Exercisable   Unexercisable     Exercisable   Unexercisable
Richard E. Cole          174,400        107,100         $420,750          $0
Steven J. Bensinger      133,850         91,850         $315,425          $0
Jacques Q. Bonneau       121,900         81,300         $289,300          $0
Stephen L. Wenman          5,000              0               $0          $0
Charles E. Meyers         36,500         16,500          $82,500          $0

(1) Based on closing price of $23.75 per share for the Corporation's Common Stock on December 31, 1998.

Compensation Committee Report on Executive Compensation
         Decisions regarding aggregate compensation of the executive officers of the Corporation, including compensation in the form of cash bonuses and equity-based awards, are made by the Compensation Committee of the Board of Directors. During 1998, the Compensation Committee consisted of Frank E. Grzelecki, David J. Callard and Stuart S. Richardson. None of the members of the Compensation Committee are employees of the Corporation or any of its subsidiaries. Decisions by the Compensation Committee regarding executive compensation are submitted, as appropriate, to the other non-employee members of the Board of Directors for approval.

         The Compensation Committee has implemented compensation policies, plans and programs that are designed to attract, retain, motivate and reward executive officers whom the Corporation expects to make significant contributions to the Corporation's performance. To that end, the Corporation currently provides executive officers with competitive salaries, cash bonuses based upon objective criteria and equity-based awards principally in the form of stock options. The Compensation Committee periodically evaluates the Corporation's performance, executive compensation and executive share ownership compared with those of other comparable United States reinsurance companies in making its decisions. In 1996, the Compensation Committee engaged William M. Mercer Inc. to assist in evaluating the competitiveness of the Corporation's compensation program.

         To the extent readily determinable and as one of the factors in the consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Corporation and the executives of various payments and benefits. Section 162(m) of the Internal Revenue Code of 1986 limits federal income tax deductions for compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1,000,000 per year, subject to an exception for performance-based compensation arrangements which satisfy certain conditions. Total compensation of the Corporation's executive officers did not exceed this deduction limitation in 1998. In the future, the Compensation Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

         Base Salary. Each year the Chief Executive Officer recommends to the Compensation Committee a base salary for certain executive officers including, but not limited to, the executive officers named in this Proxy Statement, other than the Chief Executive Officer, the President, and the Chief Underwriting Officer, whose salaries are set by the Compensation Committee and reflected in their employment contracts. These salary recommendations are based on each executive officer's individual performance over the past year, annual corporate performance, industry salary trends and competitive salary levels. Base salary decisions also take into account the Compensation Committee's views as to the emphasis to be placed on variable, performance-based compensation. The Compensation Committee reviews the recommendations of management and fixes the base salaries of each executive officer, subject to approval by the full Board of Directors.

         Annual Bonus Plan. The Board of Directors of the Corporation adopted a bonus plan for all officers of the Corporation in February 1994. The bonus plan permits the Compensation Committee to award cash bonuses ranging from 0% to 100% of base salary for any given year based on (i) officer level, (ii) the Corporation's business plan results for the past year, including achievement of budget goals, including, but not limited to, overhead expenses, growth in premiums and return on investment, and achievement of strategic goals, and (iii) the overall business climate in the reinsurance industry. The bonus plan calls for bonuses in the lower end of the ranges to be awarded in years when lower returns on investment are experienced and in the higher end of the ranges during years when returns on investment should be greater.

         Each year the Chief Executive Officer recommends to the Compensation Committee a bonus for all eligible officers. In January 1999, the Compensation Committee determined to recommend to the full Board of Directors that Messrs. Cole and Bonneau receive bonuses of 25% of base salary, Mr. Bensinger receive a bonus of 41% of base salary and all other eligible officers receive bonuses ranging from 1.9% to 36.1% of base salary. In determining the bonus levels for 1998, the Compensation Committee considered the achievement of budget goals and also recognized the contributions of each officer to the corporation's performance in 1998 as well as the Corporation's stock performance during the year. The non-employee members of the Board of Directors approved the bonuses as recommended by the Compensation Committee in February 1999.

         Stock Options. The Compensation Committee administers the 1997 Omnibus Stock Incentive Plan (the "Plan") which provides for the issuance of options to purchase up to 907,000 shares of Common Stock. The primary purpose of the Plan is to provide additional incentive to executive officers to further the growth, development and financial success of the Corporation and to align officers' interests with those of the Corporation's stockholders. The Compensation Committee has a policy of considering annual grants under the Plan to executive officers. In 1998, the Compensation Committee granted options to purchase 307,500 shares of the Common Stock to officers of the Corporation and its subsidiaries. In making grants, the Compensation Committee also considered the number of options remaining available for grant under the Plan and the aggregate amount of options previously granted.

         Chief Executive Compensation. Pursuant to the terms of his employment agreement, the Corporation's Chief Executive Officer, Richard E. Cole, received $425,000 in base salary in 1998, which represents no increase over his base salary for 1997. In February 1999, the Compensation Committee granted an award to Mr. Cole under the Corporation's bonus plan of $106,250, or 25% of his 1998 base salary. In addition, under the Plan in 1998, Mr. Cole was awarded 25,000 options with an exercise price of $30.6875 and 35,000 options with an exercise price of $28.75. In each case, the exercise price was the fair market value of the Corporation's Common Stock on the date of grant.

Frank E. Grzelecki
David J. Callard
Stuart S. Richardson

                                PERFORMANCE GRAPH

       The following graph compares the cumulative total stockholder return on the Corporation's Common Stock with the cumulative total return of the Standard & Poor's 500, the Standard & Poor's Property-Casualty Index and a custom peer group, in each case since December 13, 1995, the date on which the Corporation's Common Stock commenced trading

                     Chartwell Re                  Custom         S&P Property-
  Period Ending      Corporation      S&P 500      Peer Index     Casualty Index
December 13, 1995       100.00        100.00       100.00            100.00
December 31, 1995       104.76         99.16       104.17             99.97
June 30, 1996           105.55        109.16       103.51            104.35
December 31, 1996       128.04        121.83       113.79            122.03
June 30, 1997           144.01        146.93       149.47            148.30
December 31, 1997       162.41        162.48       157.34            173.99
June 30, 1998           142.04        191.26       162.11            176.57
December 31, 1998       114.93        208.92       156.59            158.24


Custom Peer Index includes: Everest Reinsurance Holdings, Inc., NAC Re Corp., Transatlantic Holdings, Inc. and Trenwick Group Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement
         In connection with the December 1995 merger of Piedmont with and into the Corporation (the "Merger"), the Corporation entered into the Stockholders Agreement with certain of its stockholders, including Virginia Retirement System ("VRS"), Institutional Venture Capital Fund II ("IVCF II"), Michigan Mutual Insurance Company ("MMIC"), FIMA Finance Management Inc. ("FIMA") and Wand/Chartwell Investments L.P. (collectively, the "Chartwell Stockholders"), and Messrs. L. Richardson, Jr., S. Richardson, S. Boney, L.R. Preyer, P.L. Richardson and R.R. Richardson, each of whom was a director of Piedmont, and certain other stockholders who are relatives of the foregoing, or which are trusts with respect to which the foregoing or such relatives are trustees or hold beneficial interests, as well as a charitable organization established by relatives of the foregoing (collectively, the "Richardson Stockholders"). The Stockholders Agreement addresses certain matters relating to the control of the Corporation after the Merger.

         The Stockholders Agreement contains certain "standstill" provisions intended to restrict the ability of any party to increase significantly its present share of control over the Corporation. Pursuant to the standstill provisions, the Chartwell Stockholders and the Richardson Stockholders are each prohibited from engaging in certain actions, including the following: (i) during the six month period commencing upon the effective time of the Merger, purchasing additional shares of the Common Stock or other voting securities of the Corporation, except that such stockholders may purchase additional shares of the Common Stock up to certain individual and aggregate thresholds prescribed by the Stockholders Agreement; and (ii) for three years following the effective time of the Merger, depositing any shares of the Common Stock or other voting securities of the Corporation into a voting trust or subjecting any such securities to any arrangement or agreement (other than the Stockholders Agreement) with respect to the voting of such securities, subject to specified exceptions.

         The Stockholders Agreement contains provisions giving the Richardson Stockholders certain rights with respect to representation on the Corporation's Board of Directors. Upon consummation of the Merger, the Richardson Stockholders were entitled to designate four persons to be nominated for election to the Corporation's Board of Directors.

         Pursuant to the provisions of the Stockholders Agreement, the number of persons that the Richardson Stockholders may designate will be permanently reduced if the Richardson Stockholders hold less than 16% of the outstanding Common Stock, such that (i) if the Richardson Stockholders hold less than 16% but equal to or greater than 12% of the Common Stock, they will be entitled to three designees; (ii) if the Richardson Stockholders hold less than 12% but equal to or greater than 8% of the Common Stock, they will be entitled to two designees; (iii) if the Richardson Stockholders hold less than 8% but equal to or greater than 5% of the Common Stock, they will be entitled to one designee; or (iv) if the Richardson Stockholders hold less than 5% of the Common Stock, they will have no further designation rights. Initially, Stuart Smith Richardson will exercise the designation rights of the Richardson Stockholders.

         Currently, the Richardson Stockholders hold less than 16% but more than 12% of the Corporation's outstanding Common Stock. As a result, the Richardson Stockholders are currently entitled to designate three persons to be nominated for election to the Board of Directors. Directors L. Richardson, Jr., S. Richardson and DeMichele are the current designees of the Richardson Stockholders. None of the directors designated by the Richardson Stockholders are standing for reelection at this year's Annual Meeting.

         The designees of the Richardson Stockholders will be recommended by the nominating committee of the Corporation's Board of Directors to the full Board of Directors for inclusion in the Corporation's slate of nominees for election. Each party to the Stockholders Agreement agrees to vote its shares in favor of the slate proposed by the Corporation, subject to the right of the Chartwell Stockholders to be released from this voting obligation upon their ownership interests in the Corporation declining below certain specified thresholds. As a result of the Corporation's public offering of its Common Stock on March 8, 1996, the ownership interest of each of VRS, IVCF II, MMIC and FIMA has fallen below such specified level, and therefore, each entity has been released from its voting obligation. In the event that any designee of the Richardson Stockholders ceases to serve as a director, the Richardson Stockholders will have the right to designate another person for election to the Corporation's Board of Directors.

         If at any time (i) a designee of the Richardson Stockholders is sitting on the Corporation's Board of Directors and (ii) the board of directors of any principal U.S. subsidiary of the Corporation has any member who is not an officer or employee of the Corporation or any of its subsidiaries, the Corporation will cause one designee of the Richardson Stockholders that is sitting on the Corporation's Board of Directors to be elected to the board of directors of such subsidiary.

         With certain limited exceptions, any party or parties to the Stockholders Agreement proposing to sell a number of shares of the Common Stock representing 30% or more of the then outstanding Common Stock in one or a series of related transactions must provide written notice to the other parties of the proposed action at least fifteen days before the proposed date of sale. Within ten days of the receipt of such notice any other party may inform the party proposing to sell the shares that such other party desires to sell shares to the prospective buyer on the same terms and conditions set forth in the notice and, upon giving notice, such other party will be entitled to participate on a pro-rata basis in the sale of the shares.

         Amendments to and modifications of the Stockholders Agreement may only be made by written consent of the Corporation and other parties to the Stockholders Agreement holding not less than 66 2/3% of the Common Stock then subject to the Stockholders Agreement, except that any amendment, modification or other change to the Stockholders Agreement that affects the nomination or agreement to vote for the directors designated by the Richardson Stockholders requires the consent of 66 2/3% of the outstanding shares of the Common Stock held by the Richardson Stockholders.

         The Stockholders Agreement became effective as of the effective time of the Merger and will continue in effect (subject to the earlier termination of certain provisions as described above) until (i) the written consent of all parties to the agreement is obtained, (ii) the Corporation is dissolved or liquidated, (iii) the date which is the later of (A) the date on which settlement of the Corporation's CI Notes due 2006 occurs and (B) the first date on which the total number of shares of the Common Stock held by the Richardson Stockholders represents less than ten percent of the then issued and outstanding the Common Stock, or (iv) eleven years from the date of the Stockholders Agreement.

Registration Rights Agreement
         In connection with the Merger, the Corporation entered into the Registration Rights Agreement with the Chartwell Stockholders, the Richardson Stockholders and a majority of the Corporation's other stockholders prior to the Merger. Pursuant to the Registration Rights Agreement, at any time after the Merger, upon the request of stockholders holding at least 400,000 shares of the Common Stock or any security convertible into 400,000 shares of the Common Stock, the Corporation must, subject to certain limited exceptions, use its best efforts to register such shares under the Securities Act of 1933, as amended. The Corporation is not obligated to effect more than one registration in any nine-month period or more than four during the term of the Registration Rights Agreement. The Richardson Stockholders have the right to initiate two of the four registrations effected pursuant to the Registration Rights Agreement. The Corporation will pay all registration expenses in connection with the four registrations except underwriting discounts and commissions and transfer taxes. If the registration is in the form of an underwritten offering, the stockholders holding a majority of the shares of the Common Stock being registered pursuant to the registration may select the underwriters, subject to the Corporation's approval.

         Parties to the Registration Rights Agreement have "piggyback" rights to register shares of the Common Stock in connection with registration of equity securities by the Corporation. These rights are subject to limitation if the registration involves an underwritten offering and the managing underwriter determines that, in its good faith view, the inclusion of all or any portion of such additional securities in the registration would have a material adverse effect on the offering.

 Indemnification; Insurance
         The Corporation has generally agreed to indemnify the former officers and directors of Piedmont in respect of acts or omissions occurring prior to the effective time of the Merger (including, but not limited to, the transactions contemplated by the Merger Agreement pursuant to which the Merger was effected) to the extent provided under Piedmont's certificate of incorporation and by-laws as in effect on the date of the Merger Agreement, in each case subject to any limitation imposed by applicable law. In addition, the Corporation has agreed to maintain Piedmont's existing directors' and officers' liability insurance for six years from the Merger, subject to certain limitations.

                                    AUDITORS

       Representatives of Deloitte & Touche LLP, independent public auditors for the Corporation for fiscal 1998 and the current fiscal year, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         In order for a proposal by a stockholder of the Corporation to be eligible to be included in the Corporation's Proxy Statement and proxy card for the 2000 Annual Meeting of Stockholders, the proposal must be received in proper form (containing certain information specified in the Bylaws) by the Secretary of the Corporation at the Corporation's principal executive offices no later than December 2, 1999.

         Under the Corporation's Bylaws, no business may be brought before an Annual Meeting of Stockholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote, who has delivered written notice to the Secretary of the Corporation (containing certain information specified in the Bylaws) not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. For the 2000 Annual Meeting of Stockholders, such written notice must be received by the Secretary of the Corporation on or prior to March 21, 2000 and no earlier than February 20, 2000. Absent receipt of proper stockholder notice during the specified time period, the proxies designated by the Board of Directors of the Corporation for the 2000 Annual Meeting of Stockholders may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in the Corporation's Proxy Statement for such meeting or on the proxy card for such meeting.

                            MISCELLANEOUS INFORMATION

         The Corporation will bear the cost of preparing, assembling and mailing the enclosed Proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Proxies will be solicited on behalf of the Corporation by Corporate Investor Communications, Inc. ("CIC") for a fee of approximately $4,500 plus reasonable out of pocket expenses. CIC may solicit proxies by mail, personal interview, telephone and telegraph. In addition, proxies may be solicited by mail, personal interview, telephone and telegraph by directors, officers and employees of the Corporation and its subsidiaries without receiving additional compensation. The Corporation will also request brokers and other nominees to forward soliciting material to the beneficial owners of shares which are held of record by them and may reimburse such persons for expenses incurred in connection with the forwarding of such material.

         Copies of the 1998 Annual Report on Form 10-K are being mailed to the stockholders simultaneously with this Proxy Statement. The financial statements and financial information appearing in such Form 10-K are incorporated herein by reference.

         PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                           By order of the Board of Directors,



                                           /s/ John V. Del Col
                                           ------------------------------------
                                           John V. Del Col
                                           Secretary

Dated:  March 31, 1999

================================================================================
                           ANNUAL REPORT ON FORM 10-K

The Corporation's Annual Report on Form 10-K and the 1998 Annual Report to Stockholders were mailed simultaneously herewith. Upon written request, the Corporation will provide, without charge, additional copies of its Form 10-K without Exhibits, as filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 1998. Copies of the Exhibits will be furnished at the Corporation's cost for the reproduction, postage and handling thereof. Stockholders may request such materials by writing to the Investor Relations Department, Chartwell Re Corporation, Four Stamford Plaza, P.O. Box 120043, Stamford, CT 06912-0043, or by calling 203-705-2500.
================================================================================

                                                                    APPENDIX A

                                      PROXY

                            CHARTWELL RE CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Revoking any such prior appointments, the undersigned hereby appoints Richard E. Cole and Steven J. Bensinger, and each of them, with full power of substitution, as proxies to represent and to vote the shares of common stock of Chartwell Re Corporation (the "Corporation") held of record on March 26, 1999 by the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 9:00 a.m. Eastern Standard Time, Thursday, May 20, 1999 at the offices of the Corporation, Four Stamford Plaza, 107 Elm Street, 15th Floor, Stamford, Connecticut 06902, and at any adjournment thereof. The proxies are to vote the shares of the undersigned as instructed below and on the reverse side and in accordance with their judgement on all other matters which may properly come before the Annual Meeting, all in accordance with the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged by the undersigned.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

X    Please mark
--   vote as in this
     example

IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

The Board of Directors Recommends a Vote FOR the nominees for election as directors.
1.   Election of Directors
     Nominees: David J. Callard, Richard E. Cole and William R. Miller

    ___ For all nominees                         ___ Withheld from all nominees


---------------------------------------
Instruction:  To withhold authority to vote for any individual nominee please print that nominee's name on the line above.


     Please sign, date and mail this Proxy Card in the enclosed envelope. No postage is required if mailed in the United States.


                             Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When sigining as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation or partnership, please sign in full corporate or partnership name by authorized officer or signatory.


Signature:______________ Date:_______  Signature:_______________ Date:_______